UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                             ----------------------
                                    FORM 8-K
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                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): September 24, 2004


                             CIMETRIX, INCORPORATED
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             (Exact name of Registrant as specified in its charter)


           Nevada                     0-16454                   87-0439107
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 State or other jurisdiction     Commission File No.           IRS Employer
      of Incorporation                                      Identification No.



           6979 South High Tech Drive, Salt Lake City, Utah 84047-3757
                    (Address of principal executive offices)

       Registrant's telephone number, Including Area Code: (801) 256-6500



                                 Does Not Apply
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           Former name or former address, if changed since last report




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               ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES


     On September 24, 2004, Cimetrix Incorporated ("Cimetrix") completed an offer to exchange, and an offer to purchase, related to its $1.9 million of 12% Senior Notes Due 2005 (the "2005 Notes"). In the offers, Cimetrix offered to:
(i) purchase 2005 Notes and associated common stock purchase warrants for 90% of the principal amount of such notes; or (ii) exchange the 2005 Notes and associated warrants for similar Senior Notes Due 2006 (the "2006 Notes"), and common stock purchase warrants expiring in 2006. The 2006 Notes bear interest at 12% for the one-year period from October 1, 2004 through September 30, 2005, and at 8% for the one-year period from October 1, 2005 through September 30, 2006.

     Holders of 2005 Notes in the principal amount of $508,000 elected to accept the cash offer for their notes and warrants at 90% of the principal amount. Holders of 2005 Notes in the principal amount of $703,500 elected to accept the exchange offer. These holders will receive the new Senior Notes due September 30, 2006, along with warrants to purchase 341,750 shares of Cimetrix common stock at $0.35 per share expiring September 30, 2006, replacing the prior warrants. Senior Notes representing $703,500 did not make an election to participate in either the cash or exchange offer, and these notes and accompanying warrants remain outstanding on the existing terms, maturing and expiring, respectively, on September 30, 2005.

     The result of the offers, which is subject to finalization of documentation and could potentially change, is: (i) to retire $508,000 in outstanding debt and the associated warrants to acquire 249,000 shares of Cimetrix common stock in exchange for a cash payment of $457,200; (ii) to leave unchanged $703,500 in principal amount of 2005 Notes that will remain as a short-term obligation due September 30, 2006; and (iii) to exchange $703,500 in principal amount of 2005 Notes and accompanying warrants for 2006 Notes due September 30, 2006, and warrants to acquire the same number of shares exercisable until September 30, 2006.

     The issuance of the 2006 Notes and associated warrants was made in reliance on the exemptions from the registration requirements of the Securities Act of 1933 provided by Section 3(9) of the Securities Act and Regulation D adopted under the Securities Act.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 24, 2004              CIMETRIX INCORPORATED


                                        By:/S/ Robert H. Reback
                                        -----------------------
                                        Robert H. Reback
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)










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